J.P. Morgan Partners (BHCA), L.P./Eyetech Pharmaceuticals, Inc. Exhibit 99.1

Name and Address of Reporting Person[1]	Designated Reporter[1]	Statement for Month/Day/Year	Deemed Execution Date, if any (Month/Day/Year)	Issuer Name, Ticker or Trading Symbol	Title of Security	Amount of Securities Beneficially Owned[1]	Title of Derivative Securities and Title and Amounts of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership[1]	Disclaims Pecuniary Interest
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 12, 2004	N/A	Eyetech Pharmaceuticals, Inc. (“EYET”)	Common Stock	4,289,215	See Table II	I	See Explanatory Note 2 below	No
JPMP Capital Corporation c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	May 12, 2004	N/A	Eyetech Pharmaceuticals, Inc. (“EYET”)	Common Stock	4,289,215	See Table II	I	See Explanatory Note 3 below	No
J.P. Morgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	May 12, 2004	N/A	Eyetech Pharmaceuticals, Inc. (“EYET”)	Common Stock	4,289,215	See Table II	I	See Explanatory Note 4 below	No

Explanatory Note:

1)	The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so; each of such Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest therein.

2)	The amounts shown represent the beneficial ownership of the Issuer’s equity securities by JPM BHCA, a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is the general partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA.

3)	The amounts shown represent the beneficial ownership of the Issuer’s equity securities by JPM BHCA, a portion of which may be deemed attributable to the Reporting Person because it is the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the general partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and MF Manager.

4)	The amounts shown represent the beneficial ownership of the Issuer’s equity securities by JPM BHCA, a portion of which may be deemed attributable to the Reporting Person because it is the sole stockholder of (a) JPMP Capital Corporation, the general partner of MF Manager and (b) Chatham Ventures, Incorporated, the limited partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA and MF Manager.